Exhibit 99.2

TREAN INSURANCE GROUP APPOINTS PHILIP I. SMITH TO BOARD OF DIRECTORS

Wayzata, MN, March 10, 2022 – Trean Insurance Group, Inc. (Nasdaq: TIG) (“Trean” or the “Company”), a leading provider of products and services to the specialty insurance market, announced today that its Board of Directors has appointed a new independent director, Philip I. Smith, to its Board of Directors, effective immediately.

Mr. Smith brings to the Board over 25 years of experience in finance and executive management. He is currently a managing director of Duff & Phelps, an investment banking firm that provides valuation, corporate finance and other services, where he provides mergers and acquisitions advisory services. His appointment increases the size of the Board to seven members, five of whom are independent under applicable SEC and Nasdaq guidelines.

“Phil’s wealth of expertise in corporate finance and executive management – particularly his experience with public companies – will further enhance our Board and add considerable value,” said Andy O’Brien, Chief Executive Officer of Trean. “We warmly welcome Phil and look forward to working with him as we continue to grow profitably.”

Prior to joining Duff & Phelps in 2017, Mr. Smith was a Managing Director with BMO Capital Markets (formerly Greene Holcomb and Fisher) where he focused on healthcare mergers and acquisitions. Before that, he was a member of the medical device investment banking team at Piper Jaffray in Minneapolis. Early in his career, Mr. Smith served as an executive officer for a number of medical technology companies, including DGIMED Ortho, Vital Images, Thermonix and Image-Guided Neurologics. He has also served on the board of directors of Delta Dental of Minnesota, MGC Diagnostics (formerly Angeion Corp) and Intricon Corp. Mr. Smith received an MBA from the Wharton School of the University of Pennsylvania and a BS in electrical engineering from the University of Florida.

About Trean Insurance Group, Inc.

Trean Insurance Group, Inc. (NASDAQ: TIG) provides products and services to the specialty insurance market. Trean underwrites specialty casualty insurance products both through its program partners and its own managing general agencies. Trean also provides its program partners with a variety of services including issuing carrier services, claims administration and reinsurance brokerage. Trean is licensed to write business across 49 states and the District of Columbia. For more information, please visit www.trean.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not historical or current facts. These statements may discuss the Company’s net income, cash flow, financial condition, impairments, expenditures, growth, strategies, plans, achievements, capital structure, organizational structure, market opportunities and general market and industry conditions. Such forward-looking statements can be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “believe,” “seek,” “outlook,” “future,” “will,” “would,” “should,” “could,” “may,” “can have,” “likely” and similar terms. Forward-looking statements are based on management’s current expectations and assumptions about future events. These statements are only predictions and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements if the underlying assumptions prove to be incorrect or as a result of risks, uncertainties, and other factors, including the impact of the COVID-19 pandemic on the business and operations of the Company, our program partners and other business relations. Other factors that may cause such differences include the risks described in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements speak only as of the date on which they are made. Except as required by applicable securities laws, the Company disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, changes in assumptions or otherwise. Investors are cautioned not to place undue reliance on the forward-looking statements contained in this press release or in other filings and public statements of the Company.

Contacts

Investor Relations

investor.relations@trean.com

(952) 974-2260

Source: Trean Insurance Group, Inc.

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